Exhibit 10.1
SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
This Second Amendment to Loan and Security Agreement (the “Amendment”), is entered into as of February 5, 2010, by and between Square 1 Bank (the “Bank”) and Local.com Corporation, and Local.com PG Acquisition Corporation (collectively known as “Borrower”).
RECITALS
Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 26, 2009 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment. Unless otherwise defined herein, capitalized terms shall have the same meaning as given to them in the Agreement.
NOW, THERFORE, the parties agree as follows:
1)	Bank herby waives Borrower’s existing violations of the EBITDA covenant, as set forth in Section 6.7(a) of the Agreement, for the reporting periods ending August 31, 2009 and September 30, 2009.

2)	The following definition in Exhibit A to the Agreement is hereby amended and restated as follows:

“Adjusted EBITDA” means with respect to any fiscal period an amount equal to earnings before the sum of (a) tax, plus (b) depreciation and amortization, plus (c) interest, non-cash expenses and non-cash warrant revaluation, plus (d) any non-cash stock compensation expenses, plus (e) any increase (or minus any decrease) in deferred revenues, plus (f) any decrease (or minus any increase in capitalized software.

3)	Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

4)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

5)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
a)	this Amendment, duly executed by Borrower;

b)	all Bank Expenses incurred through the date of this Amendment, including a $250 Amendment Fee and a $300 Documentation Fee, which may be debited from any of Borrower’s accounts; and

c)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

Local.com Corporation	Square 1 Bank

By: /s/ Heath B. Clarke Its: Chief Executive Officer	By: Basil Kushnir Its: AVP — Credit

Local.com PG Acquisition Corporation

By: /s/ Heath B. Clarke Its: President
[Signature Page to Second Amendment to Loan and Security Agreement]